Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2011 (the “Report”) of Super Light Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Zeev Joseph Kiper, the President, Chief Executive Officer, Treasurer and Director of the Registrant, and Hana (Hani) Abu, the Secretary and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 21, 2012

Signature:	/s/ Zeev Joseph Kiper
Name:	Zeev Joseph Kiper
Title:	President, Chief Executive Officer, Treasurer

and Director

(Principal Executive Officer and Principal Financial and Accounting Officer)

Signature:	/s/ Hana (Hani) Abu
Name:	Hana (Hani) Abu
Title:	Secretary and Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.